Exhibit 32.1
               CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant to 18 U.S.C. 63 1350, the President/Chief Executive Officer of Art's-Way Manufacturing Co., Inc. (the "Company"), hereby certify that this Form 10-QSB and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

By: /s/ John C. Breitung

Name: John C.Breitung
President and Chief Executive Officer

Date 4/13/06